QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Cold Spring Capital Inc.

        We hereby consent to the use in the Prospectus constituting part of Amendment No. 4 to the Registration Statement on Form S-1 of our report dated October 7, 2005, except for the fifth and sixth paragraph of Note 1, as to which the date is October 17, 2005 and Note 6, as to which the date is October 26, 2005, on the financial statements of Cold Spring Capital Inc. as of September 30, 2005 and for the period from May 26, 2005 (inception) to September 30, 2005, which appears in such Prospectus. We also consent to the reference to our Firm under the caption "Experts" in such Prospectus.

/s/ GOLDSTEIN GOLUB KESSLER LLP
New York, New York

November 4, 2005

QuickLinks

  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM